      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1997



                                                      REGISTRATION NO. 333-25205

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                               APPLE SOUTH, INC.

                            APPLE SOUTH FINANCING I

             (Exact name of registrant as specified in its charter)

                      GEORGIA                                              59-2778983
                      DELAWARE                                            [         ]
  (State or other jurisdiction of incorporation or
                   organization)                            (I.R.S. Employer Identification Number)

                             HANCOCK AT WASHINGTON

                             MADISON, GEORGIA 30650

                                 (706) 342-4552

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ERICH J. BOOTH

                     TREASURER AND CHIEF FINANCIAL OFFICER

                               APPLE SOUTH, INC.

                             HANCOCK AT WASHINGTON

                             MADISON, GEORGIA 30650

                                 (706) 342-4552

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   Copies to:

                               LARRY D. LEDBETTER

                            KILPATRICK STOCKTON LLP

                       1100 PEACHTREE STREET, SUITE 2800

                             ATLANTA, GEORGIA 30309

                                 (404)815-6500

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
----------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
----------


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                            ------------------------
    THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following documents are filed as exhibits to this Registration
Statement:


EXHIBIT NO.                                          EXHIBIT DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------
     4.1*    Trust Agreement of Apple South Financing I, dated as of February 18, 1997, among Apple South, Inc.,
             First Union National Bank of Georgia, First Union Bank of Delaware and Lansing S. Patterson

     4.2*    Amended and Restated Declaration of Trust of Apple South Financing I, dated as of March 11, 1997, among Apple South, Inc., as Sponsor, First Union National Bank of Georgia, as Institutional
             Trustee, First Union Bank of Delaware, as Delaware Trustee, and the Regular Trustees named therein

     4.3*    Indenture for the 7% Convertible Subordinated Debentures, dated as of March 6, 1997, between Apple
             South, Inc. and First Union National Bank of Georgia, as Trustee

     4.4*    Form of $3.50 Term Convertible Security, Series A (included in Exhibit 4.2)

     4.5*    Form of 7% Convertible Subordinated Debenture (included in Exhibit 4.3)

     4.6     Preferred Securities Guarantee Agreement, dated as of March 11, 1997, between Apple South, Inc., as
             Guarantor, and First Union National Bank of Georgia, as Preferred Guarantee Trustee

     4.7*    Registration Rights Agreement, dated as of March 11, 1997, among Apple South, Inc., Apple South
             Financing I, J.P. Morgan Securities Inc., and Smith Barney Inc.

     5.1**   Opinion of Richards, Layton & Finger as to the legality of the $3.50 Term Convertible Securities,
             Series A, being registered

     5.2**   Opinion of Kilpatrick Stockton LLP as to the legality of the 7% Convertible Subordinated
             Debentures, the Common Stock and the Guarantee being registered

     8.1**   Opinion of Kilpatrick Stockton LLP relating to certain tax matters

    12.1**   Calculation of Ratio of Earnings to Fixed Charges

    23.1**   Consent of Richards, Layton & Finger (contained in Exhibit 5.1)

    23.2**   Consent of Kilpatrick Stockton LLP (contained in Exhibit 5.2)

    23.3*    Consent of KPMG Peat Marwick LLP

    24.1*    Power of Attorney (set forth on signature page to the Registration Statement)

    25.1*    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First
             Union National Bank of Georgia, as Institutional Trustee under the Amended and Restated Declaration of Trust

    25.2*    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First
             Union National Bank of Georgia, as Trustee under the Indenture for the 7% Convertible Subordinated
             Debentures

    25.3*    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First
             Union National Bank of Georgia, as Preferred Guarantee Trustee under the Preferred Securities
             Guarantee Agreement

    27.1*    Financial Data Schedule


------------------------

  * Previously filed



 ** To be filed by amendment

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Georgia, on April 24, 1997.


                                          APPLE SOUTH FINANCING I

                                          By:     /s/ JOHN G. MCLEOD, JR.
                                          --------------------------------------

                                           John G. McLeod, Jr., Regular Trustee

                                          By:        /s/ ERICH J. BOOTH
                                          --------------------------------------

                                             Erich J. Booth, Regular Trustee

                                          By:     /s/ LANSING S. PATTERSON
                                          --------------------------------------

                                          Lansing S. Patterson, Regular Trustee


    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Georgia, on April 24, 1997.


                                          APPLE SOUTH, INC.

                                          By:      /s/ TOM E. DUPREE, JR.
                                          --------------------------------------


                                                    Tom E. DuPree, Jr.
                                               Chief Executive Officer and
                                            Chairman of the Board of Directors

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                        TITLE                          DATE
---------------------------------------------------  ----------------------------------------  ----------------

              /s/ TOM E. DUPREE, JR.                 Chairman of the Board of Directors and     April 24, 1997
     ----------------------------------------          Chief Executive Officer (principal
                Tom E. DuPree, Jr.                     executive officer)

              /s/ JOHN G. MCLEOD, JR.                Director                                   April 24, 1997
     ----------------------------------------
                John G. McLeod, Jr.

                         *                           Director                                   April 24, 1997
     ----------------------------------------
                 David P. Frazier

                         *                           Director                                   April 24, 1997
     ----------------------------------------
                   Marc D. Redus

                         *                           Director                                   April 24, 1997
     ----------------------------------------
                Thomas R. Williams

                         *                           Director                                   April 24, 1997
     ----------------------------------------
                   James W. Rowe

                         *                           Director                                   April 24, 1997
     ----------------------------------------
                   Ruth G. Shaw

                         *                           Director                                   April 24, 1997
     ----------------------------------------
                 John L. Moorhead

                /s/ ERICH J. BOOTH                   Chief Financial Officer and Treasurer      April 24, 1997
     ----------------------------------------          (Principal Financial Officer and
                  Erich J. Booth                       Principal Accounting Officer)


------------------------


*  Pursuant to a power of attorney previously filed.

                                 EXHIBIT INDEX


EXHIBIT NO.                                     EXHIBIT DESCRIPTION                                          PAGE
-----------  ------------------------------------------------------------------------------------------      -----
     4.1*    Trust Agreement of Apple South Financing I, dated as of February 18, 1997, among Apple
             South, Inc., First Union National Bank of Georgia, First Union Bank of Delaware and
             Lansing S. Patterson

     4.2*    Amended and Restated Declaration of Trust of Apple South Financing I, dated as of March
             11, 1997, among Apple South, Inc., as Sponsor, First Union National Bank of Georgia, as
             Institutional Trustee, First Union Bank of Delaware, as Delaware Trustee, and the Regular
             Trustees named therein

     4.3*    Indenture for the 7% Convertible Subordinated Debentures, dated as of March 6, 1997, between Apple South, Inc. and First Union National Bank of Georgia, as Trustee

     4.4*    Form of $3.50 Term Convertible Security, Series A (included in Exhibit 4.2)

     4.5*    Form of 7% Convertible Subordinated Debenture (included in Exhibit 4.3)

     4.6     Preferred Securities Guarantee Agreement, dated as of March 11, 1997, between Apple South,
             Inc., as Guarantor, and First Union National Bank of Georgia, as Preferred Guarantee
             Trustee

     4.7*    Registration Rights Agreement, dated as of March 11, 1997, among Apple South, Inc., Apple
             South Financing I, J.P. Morgan Securities Inc., and Smith Barney Inc.

     5.1**   Opinion of Richards, Layton & Finger as to the legality of the $3.50 Term Convertible
             Securities, Series A, being registered

     5.2**   Opinion of Kilpatrick Stockton LLP as to the legality of the 7% Convertible Subordinated
             Debentures, the Common Stock and the Guarantee being registered

     8.1**   Opinion of Kilpatrick Stockton LLP relating to certain tax matters

    12.1**   Calculation of Ratio of Earnings to Fixed Charges

    23.1**   Consent of Richards, Layton & Finger (contained in Exhibit 5.1)

    23.2**   Consent of Kilpatrick Stockton LLP (contained in Exhibit 5.2)

    23.3*    Consent of KPMG Peat Marwick LLP

    24.1*    Power of Attorney (set forth on signature page to the Registration Statement)

    25.1*    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Union National Bank of Georgia, as Institutional Trustee under the Amended and
             Restated Declaration of Trust

    25.2*    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Union National Bank of Georgia, as Trustee under the Indenture for the 7%
             Convertible Subordinated Debentures

    25.3*    Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Union National Bank of Georgia, as Preferred Guarantee Trustee under the
             Preferred Securities Guarantee Agreement

    27.1*    Financial Data Schedule


------------------------


  * Previously filed



 ** To be filed by amendment